Exhibit 5.1

Hamilton & Associates Law Group, P.A.

A Professional Association

Attorneys and Counselors at Law

200 East Palmetto Park Road, Suite 103

Boca Raton, Florida 33432

Telephone:561-416-8956

Facsimile: 561-416-2855

Email: info@securitieslawyer101.com

Firm Website: www.securitieslawyer101.com

November 16, 2022

ASP Isotopes Inc.

433 Plaza Real, Suite 275

Boca Raton, Florida 33432

Ladies and Gentlemen:

We have acted as legal counsel for ASP Isotopes Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of an aggregate of 11,101,000 shares of common stock, $0.01 par value, of the Company (the “Common Stock”), including (i) 2,901,000 shares of Common Stock (the “2021 Shares”) pursuant to the Company’s 2021 Stock Incentive Plan, as amended (the “2021 Plan”), and (ii) 8,200,000 shares of Common Stock (the “2022 Shares” and together with the 2021 Shares, the “Shares”) pursuant to the Company’s 2022 Equity Incentive Plan (the “2022 Plan” and together with the 2021 Plan, the “Plans”).

In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Plans, the Certificate of Incorporation of the Company, and the Bylaws of the Company as currently in effect and minutes of all pertinent meetings and actions of the Board of Directors of the Company.

In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and that the offer and sale of the Shares complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plans. The Company has represented to us and we have also assumed that the Company has reserved from its duly authorized capital stock a sufficient number of shares of common stock for issuance under the Plans. We have also assumed that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved common stock, solely for the purpose of enabling it to issue the Shares in accordance with the Plans, as applicable, the number of Shares which are then issuable and deliverable upon the settlement of awards under the Plans.

We do not express any opinion herein concerning any law other than the laws of the Delaware General Corporation Law and the federal law of the United States. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us and as of such date. In addition, in rendering this opinion, we assume no obligation to revise, update or supplement this opinion (i) should the present aforementioned laws be changed by legislative action, judicial decision or otherwise, or (ii) to reflect any facts or circumstances which may hereafter come to our attention.

Based upon, subject to and limited by the foregoing, we are of the opinion and so advise you that the issuance of the Shares has been duly authorized and, when issued, delivered and fully paid for in accordance with the terms of the Registration Statement and the Plans and pursuant to the agreements that accompany the Plans, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Brenda Hamilton
Brenda Hamilton
Hamilton & Associates Law Group, P.A.